Exhibit 10.13

MERS MIN: 8000101-0000003358-8

PROMISSORY NOTE

$24,000,000.00	August 28, 2006 New York, New York

FOR VALUE RECEIVED, BALA POINTE OWNER LP, a Delaware limited partnership, as maker, having its principal place of business at 111 Presidential Blvd., Bala Cynwyd, Pennsylvania 19004 (“Borrower”), hereby unconditionally promises to pay to the order of BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, as payee, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWENTY FOUR MILLION AND 00/100 DOLLARS ($24,000,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (as hereinafter defined):

ARTICLE 1:CERTAIN DEFINED TERMS

As used herein, the following terms shall have the meanings set forth below:

(1)           “Applicable Interest Rate” means during the Initial Term, the Initial Rate, and during the Extended Term, the Extended Rate.

(2)           “Extended Rate” means two hundred (200) basis points in excess of the greater of (i) the Initial Rate, and (ii) the Ten (10) Year Treasury Yield, but in no event shall the Extended Rate exceed five hundred (500) basis points in excess of the Initial Rate.

(3)           “Extended Term” means the period from and including the Optional Prepayment Date through and including the Maturity Date.

(4)           “Ten (10) Year Treasury Yield” means the yield, calculated by linear interpolation (rounded to three decimal places), of the yields of United States Treasury Constant Maturities with the terms (one longer and one shorter) most nearly approximating those of U.S. Obligations having maturities as close as possible to the tenth (10th) anniversary of the Optional Prepayment Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by the Lender on the last Business Day of the week immediately prior to the Optional Prepayment Date.

(5)           “Initial Rate” means 5.891% per annum.

(6)           “Initial Rate Interest” means, with respect to any Monthly Payment Date (including any Monthly Payment Date during the Extended Term), interest which has accrued on the principal sum of this Note during the preceding calendar month at the Initial Rate.

(7)           “Initial Term” means the period from and after the date hereof through (but not including) the Optional Prepayment Date.

(8)           “Loan” means the loan evidenced by this Note.

(9)           “Loan Documents” means this Note, the Security Instrument, and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of this Note or which have otherwise been executed by Borrower and/or any other person in connection with the Loan.

(10)         “Maturity Date” means August 31, 2036.

(11)         “Monthly Payment” means a payment of the interest accrued on the outstanding principal balance at the Initial Interest Rate for the immediately preceding calendar month.

(12)         “Monthly Payment Date” means the first day of each calendar month prior to the Maturity Date commencing on (i) the first day of the next succeeding calendar month after the date hereof if this Note is dated as of the first day of a month; or (ii) the first day of the second succeeding calendar month after the date hereof if this Note is dated as of a date other than the first day of a month.

(13)         “Optional Prepayment Date” means August 31, 2016.

(14)         Intentionally omitted.

(15)         “Security Instrument” means the Open End Mortgage and Security Agreement dated the date hereof given by Borrower to Lender as security for the Debt (hereafter defined) and other obligations covering the fee estate of Borrower in certain premises located in Bala Cynwyd, Pennsylvania and other property, as more particularly described therein (collectively, the “Property”).

(16)         “U.S. Obligations” means obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America.

ARTICLE 2:PAYMENT TERMS

(a)           Unless this Note is dated the first day of the month, a payment on the date hereof on account of all interest that will accrue on the principal amount of this Note from and after the date hereof through and including the last day of the present month (the “Month-End Date”);

(b)           On each Monthly Payment Date, Borrower shall pay the Monthly Payment with each Monthly Payment to be applied to the payment of the Initial Rate Interest;

(c)           On each Monthly Payment Date following the Optional Prepayment Date, in addition to the Monthly Payment, Borrower shall pay to Lender any Excess Cash (as defined in the Cash Management Agreement) for the calendar month preceding such Monthly Payment

Date.  Each such payment of Excess Cash shall be applied (i) first, to the outstanding principal balance of this Note until the principal amount of this Note has been paid in full, and (ii) next, to the payment of the difference, if any, between (y) the sum of (i) interest accrued and unpaid on the principal amount of this Note at the Extended Rate and (ii) interest on such accrued and unpaid interest at the Extended Rate, and (z) the Initial Rate Interest paid on such Monthly Payment Date;

(d)           the balance of the principal sum and all interest thereon shall be due and payable on the Maturity Date.

Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360-day year.

ARTICLE 3:DEFAULT AND ACCELERATION

(a)           The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (hereinafter defined), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid within five (5) days of the date the same is due or on the Maturity Date or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an “Event of Default”).

ARTICLE 4:DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”).  The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full.  Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument.  This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 5:PREPAYMENT

Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and, if the date on which prepayment is made is before the Monthly Payment Date that is three (3) calendar months before the Optional Prepayment Date, (d) a prepayment consideration (the “Prepayment Consideration”) equal to the greater of (i) the Target Yield Maintenance Amount (as defined below), and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Optional Prepayment Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

The term “Prepayment Rate” means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Optional Prepayment Date, as most recently published in the “Treasury Bonds, Notes and Bills” section in The Wall Street Journal as of the date of the related tender of payment.  If more than one issue of United States Treasury Securities has the remaining term to the Optional Prepayment Date referred to above, the “Prepayment Rate” shall be the yield on the United States Treasury Security most recently issued as of such date.  The term “Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the prepayment date.  The rate so published shall control absent manifest error.  As used herein, “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.  The term “Target Yield Maintenance Amount” shall mean, prior to the date that is two (2) years subsequent to the date of securitization of the Loan, two percent (2%) of the principal balance of the Note being prepaid, on and/or after such date, one percent (1%) of the principal balance of the Note being prepaid.

Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration.  If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

Borrower’s right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower’s submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower’s actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.  Lender agrees that Borrower may revoke its prepayment notice, provided Borrower pays to Lender all of Lender’s (and any servicer’s acting on Lender’s behalf) reasonable out of pocket costs and expenses incurred in connection with the processing of such prepayment notice.

Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower’s behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower’s obligation to pay any Prepayment Consideration, if any, due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated, or (ii) if at the time of such tender a prepayment of the principal amount of this Note would have been prohibited under this Note had the principal amount of this Note not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) three percent (3%) of the then principal amount of this Note and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Optional Prepayment Date) which would have been scheduled to be payable after the date of such tender under this Note had this Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of this Note.

Notwithstanding anything to the contrary herein, provided no Event of Default exists under this Note, the Security Instrument or the Other Security Documents, in the event of any prepayment of the Debt pursuant to the terms of Sections 4.4 of the Security Instrument, no Prepayment Consideration or premium shall be due in connection therewith, but Borrower shall be responsible for all other amounts due under this Note, the Security Instrument and the Other Security Documents.

ARTICLE 6:SECURITY

This Note is secured by the Security Instrument and the Other Security Documents.  The term “Security Instrument” as used in this Note shall mean the Open End Mortgage and Security Agreement, between Lender and Borrower covering the fee simple estate of Borrower in the Property and intended to be duly recorded in said County.  The term “Other Security Documents” as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note.

All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.  All capitalized terms not defined herein shall have the meanings ascribed to them in the Security Instrument and the Other Security Documents.

ARTICLE 7:SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

ARTICLE 8:LATE CHARGE

If any sum payable under this Note is not paid prior to the fifth (5th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

ARTICLE 9:NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 10:JOINT AND SEVERAL LIABILITY

If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

ARTICLE 11:WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind.  No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents.  If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership.  If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation.  If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company.  The term “Borrower”, as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability.  Nothing in this Article 11 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Security Instrument or any Other Security Document.

ARTICLE 12:TRANSFER

Lender may, at any time, sell, transfer or assign this Note, the Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage passthrough certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”).  Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any guarantor and the Property, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable.  Borrower and any guarantor agree, at no material cost to Borrower, to cooperate with Lender in connection with any transfer made or any Securities created pursuant to the Security Instrument, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender.  In connection therewith, Borrower shall not be requested to attend any meetings.  Borrower shall also furnish and Borrower and any guarantor consent to Lender furnishing to such Investors or such prospective Investors any and all information concerning the Property, the Leases, the financial condition of Borrower and any guarantor as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.  Lender may retain or assign responsibility for servicing the Loan, including this Note, the Security Instrument and the Other Security Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer.  Lender may make such assignment or delegation on behalf of the Investors if this Note is sold or the Security

Instrument the Other Security Documents are assigned.  All references to Lender herein shall refer to and include any such servicer to the extent applicable.

ARTICLE 13:WAIVER OF TRIAL BY JURY

BORROWER AND LENDER EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 14:EXCULPATION

Except as otherwise provided herein, in the Security Instrument or in the Other Security Documents, Lender shall not enforce the liability and obligation of Borrower, to perform and observe the obligations contained in this Note, the Security Instrument or the Other Security Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any partner or member of Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interests in the Property; and any other collateral given to Lender pursuant to the Security Instrument and the Other Security Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or any general partner or member of Borrower only to the extent of Borrower’s interest in the Property and in any other collateral given to Lender, and Lender, by accepting this Note, the Security Instrument and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any general partner or member of Borrower, in any such action or proceeding, under or by reason of or in connection with this Note, the Security Instrument or the Other Security Documents.  The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Security Instrument or the Other Security Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any guaranty made in connection with this Note, the Security Instrument or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any assignment; or (vi) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower or any general partner of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following;

(1)           fraud or intentional misrepresentation by Borrower in connection with this Note, the Security Instrument or the Other Security Documents;

(2)           the willful misconduct of Borrower;

(3)           material physical waste of the Property;

(4)           the breach of provisions in this Note, the Security Instrument or the Other Security Documents concerning Environmental Laws and Hazardous Substances and any indemnification of Lender with respect thereto in any document;

(5)           the removal or disposal of any portion of the Property after default under this Note, the Security Instrument or the Other Security Documents;

(6)           the misappropriation or conversion by Borrower of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (iii) any Rents following default under this Note, the Security Instrument or the Other Security Documents;

(7)           failure to pay Taxes (provided that the liability of Borrower shall be only for amounts in excess of the amount held by Lender in escrow for the payment of Taxes), assessments, charges for labor or materials or other charges that can create liens on any portion of the Property; and

(8)           any security deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

Notwithstanding anything to the contrary in this Note, the Security Instrument or the Other Security Documents (i) the Debt shall be fully recourse to Borrower; and (ii) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with this Note, the Security Instrument or the Other Security Documents, in the event that:  (A) the first full Monthly Payment is not paid when due; (B) Borrower fails to permit on-site inspections of the Property, fails to provide financial information, or fails to comply with the terms of Section 4.3 of the Security Instrument; (C) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property; (D) Borrower fails to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Security Instrument.

ARTICLE 15:AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

ARTICLE 16:APPLICABLE LAW

This Note shall be deemed to be a contract entered into pursuant to the laws of the Commonwealth of Pennsylvania and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE 17:INTENTIONALLY OMITTED

ARTICLE 18:COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney’s fees for the services of such counsel whether or not suit be brought.

ARTICLE 19:NOTICES

All notices or other written communications to Borrower or Lender hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender at their addresses set forth in the Security Instrument or addressed as such party may from time to time designate by written notice to the other parties.  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 20:MISCELLANEOUS

(1)           Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(2)           Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender.

(3)           Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER

BALA POINTE OWNER LP, a Delaware limited partnership

By:	BALA POINTE GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ACKNOWLEDGMENT

(to be attached)